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Exhibit 23(A)
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-92651 of Sierra Pacific Resources on Form S-8, Registration Statement No. 333-77523 of Sierra Pacific Resources on Form S-8, Registration Statement No. 333-80149 of Sierra Pacific Resources on Form S-3, Registration Statement No. 333-72160 of Sierra Pacific Resources on Form S-3, and Registration Statement No. 333-64438 of Sierra Pacific Resources on Form S-3 of our reports dated February 22, 2002, appearing in this Annual Report on Form 10-K of Sierra Pacific Resources for the year ended December 31, 2001.

Deloitte & Touche LLP

Reno, Nevada
March 18, 2002

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